                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT

        Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange
Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with the Securities and Exchange Commission
(and, if such security is registered on a national securities exchange, also with the exchange), and further agrees to the filing, furnishing, and/or incorporation by reference of this agreement as an exhibit thereto. This agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

        IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this agreement to be executed and effective as of the date set forth below.

Date:  April 28, 2021

                                        DEUTSCHE BANK AG

                                        By: /s/ Daniela Pondeva
                                            -----------------------------
                                        Name:   Daniela Pondeva
                                        Title:  Vice President

                                        By: /s/ Michael Caro
                                            -----------------------------
                                        Name:   Michael Caro
                                        Title:  Vice President

                                        DB MUNICIPAL HOLDINGS LLC

                                        By: /s/ Svetlana Segal
                                            -----------------------------
                                        Name:   Svetlana Segal
                                        Title:  Managing Director

                                        By: /s/ John Werba
                                            -----------------------------
                                        Name:   John Werba
                                        Title:  Director